EXHIBIT 11

                    HEALTHSOUTH Corporation and Subsidiaries

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                    (In Thousands, Except for Per Share Data)

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                                                                                   Three Months Ended           Nine Months Ended
                                                                                      September 30,               September 30,
                                                                                  1996           1995           1996          1995
                                                                                  ----           ----           ----          ----


PRIMARY:
Weighted average common shares outstanding                                      155,951        136,878        155,416        136,256
Net effect of dilutive stock options                                              9,826          8,273         10,377          7,655
                                                                                -------        -------        -------        -------

          Total Common and Common Equivalent Shares                             165,777        145,151        165,793        143,911
                                                                                =======        =======        =======        =======

Net income                                                                    $  61,044       $ 41,647       $158,450       $ 86,495
                                                                                =======        =======        =======        =======

Net income per common and common
     equivalent share                                                         $    0.37       $   0.29       $   0.96       $   0.60
                                                                                =======        =======        =======        =======


FULLY DILUTED:
Weighted average common shares outstanding                                      155,951        136,878        155,416        136,256
Net effect of dilutive stock options                                              9,826          8,273         10,377          7,655
                                                                                -------        -------        -------        -------
                                                                                165,777        145,151        165,793        143,911
Assumed conversion of 5% Convertible Subordinated
     Debentures due 2001                                                          6,113          6,113          6,113          6,113
                                                                                -------        -------        -------        -------

          Total Common and Common Equivalent Shares,
          Fully Diluted                                                         171,890        151,264        171,906        150,024
                                                                                =======        =======        =======        =======

Net income                                                                    $  61,044       $ 41,647       $158,450       $ 86,495

Elimination of interest and amortization on 5%
     Convertible Subordinated Debentures due 2001, less
     the related effect on the provision for income taxes                           961            963          2,863          2,857
                                                                                -------        -------        -------        -------

Net income, fully diluted                                                     $  62,005       $ 42,610       $161,313       $ 89,352
                                                                                =======        =======        =======        =======

Net income per common and common equivalent share                             $    0.36       $   0.28       $   0.94       $   0.60
                                                                                =======        =======        =======        =======




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